Exhibit 3.11

State of Delaware Secretary of State Division of Corporations Delivered 05:56 PM 03/19/2013 FILED 05:39 PM 03/19/2013 SRV 130333672 – 5026379 FILE

CERTIFICATE OF AMENDMENT TO

THE CERTIFICATE OF FORMATION

OF

ANCESTRY.COM LLC

This Certificate of Amendment to the Certificate of Formation (this “Certificate”) is being executed as of March 19, 2013, for the purpose of amending the Certificate of Formation of Ancestry.com LLC, pursuant to the Delaware Limited Liability Company Act 6 Del. C. § 18-202.

The undersigned, being duly authorized to execute and file this Certificate, does hereby certify as follows:

1. Name. The name of the limited liability company is Ancestry.com LLC.

2. Certificate of Formation. The Certificate of Formation was filed with the Office of the Secretary of State of the State of Delaware on August 17, 2011.

3. Amendment. The first article of the Certificate of Formation is hereby amended and restated in its entirety to read as follows:

“The name of the limited liability company is Ancestry International Holdings LLC (the “Company”).”

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of as of the day and year first above written.

ANCESTRY.COM LLC

By:

	Name:	Howard Hochhauser
	Title:	Chief Financial Officer, Chief Operating Officer and Chief Accounting Officer

Signature page to Ancestry.com LLC Certificate of Amendment

State of Delaware Secretary of State Division of Corporations Delivered 05:41 PM 08/17/2011 FILED 05:41 PM 08/17/2011 SRV 110930061 - 5026379 FILE

CERTIFICATE OF FORMATION

OF

ANCESTRY.COM LLC

THIS CERTIFICATE OF FORMATION of Ancestry.com LLC, dated as of August 17, 2011, has been duly executed and filed by the undersigned, an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del C. § 18-101, et seq).

First: The name of the limited liability company formed hereby is Ancestry.com LLC (the “Company”).

Second: The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

***

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first set forth above.

By:

Name:	William C. Stern
Title:	Authorized Person